UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2025

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Employment Agreement

GCI Liberty, Inc. (the “Company”) entered into a new employment agreement with Ronald A. Duncan on August 22, 2025 (the “Employment Agreement”), which generally replaced Mr. Duncan’s prior employment agreement with GCI Communication Corp. (“GCI Corp”).  The following description of Mr. Duncan’s Employment Agreement and aircraft agreement (described below) is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1, and aircraft agreement, which is attached hereto as Exhibit 10.2, each of which are incorporated herein by reference into this Item 5.02.

The Employment Agreement provides that Mr. Duncan will continue to serve as the Chief Executive Officer and President of the Company and has a term that began on July 15, 2025 and which is scheduled to end on December 31, 2028. Pursuant to the Employment Agreement, Mr. Duncan is paid an annual base salary of $990,000 and is eligible to participate in the discretionary annual target cash incentive program (the “Target Cash IC Program”) pursuant to which Mr. Duncan is eligible to receive annual target cash incentive compensation of $1,252,741 in each calendar year from 2026 through 2028 (the “Duncan Annual Target Cash IC” or the “Duncan Cash IC”) and annual performance-based restricted stock unit grants with a target grant value of $626,371 in each of 2026, 2027 and 2028 (the “Duncan Annual Target Equity IC” or the “Duncan Equity IC”). Each of the Duncan Cash IC and Duncan Equity IC will be subject to the achievement of annual performance metrics established by the Company’s compensation committee. On August 21, 2025, Mr. Duncan received, pursuant to the terms of his prior employment agreement with GCI Corp, a grant of 18,423  performance-based restricted stock units in respect of the Company’s Series C GCI Group Common Stock (“GLIBK”) for the 2025 calendar year and he remains eligible to participate in the discretionary annual target cash incentive program for the 2025 calendar year as set forth in his prior employment agreement with GCI Corp.  In connection with the entry into the Employment Agreement, on August 21, 2025, Mr. Duncan also received a grant of options to purchase 814,441 shares of GLIBK for an exercise price equal to $37.85 and a grant-date fair value of $9 million (the “Multi-Year Option Award”), which options are scheduled to vest in three equal installments on December 31 of each of 2026, 2027 and 2028, in each case, subject to Mr. Duncan remaining employed through the applicable vesting date.

Pursuant to the Employment Agreement, Mr. Duncan is eligible to participate in all health, welfare and retirement plans that are generally available to other similarly situated executives of GCI Corp. The Employment Agreement, together with an aircraft agreement, which was entered into by GCI Corp and Mr. Duncan simultaneously with the Employment Agreement, provide that, effective from January 1, 2025, Mr. Duncan is entitled to 100 hours per year of personal flight time on an aircraft leased by GCI Corp through the first to occur of  (i) the date that Mr. Duncan ceases to be employed by the Company or any of its subsidiaries and (ii) the date that GCI Corp ceases to own or lease any aircraft. Up to 25 hours of such annual allotment may be rolled over for use in a subsequent calendar year, up to a maximum amount of 150 hours of total flight time per year. In the event of Mr. Duncan’s termination of employment other than for “cause” (as defined in the Employment Agreement) and not due to Mr. Duncan’s death, Mr. Duncan would remain entitled to use up to one-third of such flight hours during the 120-day period following his termination. In addition, pursuant to the Employment Agreement, Mr. Duncan may also access GCI Corp’s remote fishing retreat (the “retreat”) for occasional personal use and has limited contract rights to purchase the retreat at fair market value. In the event Mr. Duncan’s employment is terminated for any reason other than for cause, by Mr. Duncan without “good reason” (as defined in the Employment Agreement) prior to December 31, 2025, or due to Mr. Duncan’s death, Mr. Duncan also would receive certain post-employment benefits for ten years, such as paid health insurance premiums (subject to certain limitations once Mr. Duncan or his spouse are 65 or older), continued access to the retreat and continued ability to purchase the retreat on the same terms as described above. Mr. Duncan also would be provided office space and IT support for ten years post-employment.

Termination without “Cause” or for “Good Reason.” If, prior to December 31, 2028, Mr. Duncan’s employment is terminated by him for “good reason” or by the Company without “cause” (each as defined in the Employment Agreement), then Mr. Duncan would receive cash severance equal to the sum of,  (A) if not otherwise eligible to receive such amounts pursuant to the terms of any program or award agreement under which such incentive compensation was granted, any annual bonus for the year prior to the year of termination, to the extent not yet paid and the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the year of termination (prorated based on his employment during the year), paid in a lump sum, and (B) the sum of his base salary, the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC, paid in twelve equal installments. As a condition to his receipt of any cash severance payments as a result of his termination, Mr. Duncan must execute a release in favor of the Company in accordance with the terms of his compensation arrangement and he must comply with certain restrictions that continue to apply following his termination. Subject to Mr. Duncan’s execution of a release in favor of the Company, Mr. Duncan would also be entitled to pro-rata (plus one-year look forward) vesting of each tranche of his Multi-Year Option Award with additional time to exercise (subject to the original expiration date).

Termination as a result of Death or Disability.  If Mr. Duncan’s employment is terminated as a result of his death or due to his disability, then, subject to Mr. Duncan’s (or his estate’s, as applicable) execution of a release in favor of the Company, Mr. Duncan would be entitled to full vesting of his Multi-Year Option Award with additional time to exercise (subject to the original expiration date).

Termination at the end of the Term. If Mr. Duncan’s employment is terminated at or following December 31, 2028 for any reason, Mr. Duncan will remain eligible to receive the amount payable under the Target Cash IC Program and Duncan Equity IC Program in each case, for 2028.

Restrictive Covenants and Post-Termination Obligations. Mr. Duncan is also subject to certain perpetual confidentiality obligations and certain non-competition and non-solicitation obligations that apply during and for 12 months following his termination under the Employment Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective July 15, 2025, between the Company and Ronald A. Duncan
10.2	Aircraft Agreement, effective January 1, 2025, between GCI Corp and Ronald A. Duncan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2025

GCI LIBERTY, INC.

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary

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